Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 12, 2021 (the “Effective Date”), by and between Adicet Bio, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and certain of the Purchasers are parties to that certain Funding Agreement, dated April 28, 2020 (the “Funding Agreement”) and a related Escrow Agreement, dated September 15, 2020 (“Escrow Agreement”), by and among PNC, National Association, a national banking association (the “Escrow Agent”);

WHEREAS, the Company and certain of the Purchasers are parties to that certain Non-Escrow Funding Agreement, dated April 28, 2020 (the “Non-Escrow Funding Agreement”);

WHEREAS, the Company has entered into that certain Underwriting Agreement, dated as of February 10, 2021, by and among the Company and Guggenheim Securities, LLC, providing for the sale of 10,575,513 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price per share of $13.00, resulting in gross proceeds to the Company of $137.5 million (the “Offering”) pursuant to an effective registration statement on Form S-3 (File No. 333-229499) (the “Registration Statement”) and prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) on February 11, 2021 (the “Final Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”), which constitutes a Qualified Financing (as defined in the Funding Agreement);

WHEREAS, pursuant to the Funding Agreement and Non-Escrow Funding Agreement, the Company and Purchasers desire to enter into this Agreement, pursuant to which the Purchasers agree to purchase shares of Common Stock in a private placement that would close concurrently with the Offering as described herein;

WHEREAS, at the Initial Closing (as defined below), the Company and the Purchasers party to the Funding Agreement (the “Escrow Purchasers”) shall, pursuant to the Escrow Agreement, instruct the Escrow Agent to release the Escrow Funds (as defined in the Escrow Agreement) to the Company in accordance with the terms of this Agreement, the Escrow Agreement and the Funding Agreement; and

WHEREAS, at the Additional Closing, the Purchasers party to the Non-Escrow Funding Agreement (the “Non-Escrow Purchasers”) shall, in accordance with the terms of the Non-Escrow Funding Agreement, fund, by wire transfer of immediately available funds to the Company the amount set forth opposite such Purchaser’s name on Schedule A hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. STOCK PURCHASE REQUIREMENT. Upon the closing of the Offering, and pursuant to the Funding Agreement and Non-Escrow Funding Agreement, each Purchaser shall purchase, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement exempt from the registration requirements of the Securities Act, that number of shares, rounded down to avoid fractional shares (the “Shares”), determined by dividing the amount set forth opposite each Purchaser’s name in Schedule A (the “Purchase Price”) by the price per share at which the Common Stock is sold to the public in the Offering, as set forth on the cover page of the Final Prospectus, and such purchase will occur concurrently with, but conditioned upon, the closing of the Offering (the “Initial Closing”). Notwithstanding the foregoing, after the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, any remaining Shares not purchased at the Initial Closing to one or more Non-Escrow Purchasers (the “Additional Closing”; each of the Initial Closing and the Additional Closing are referred to herein as a “Closing”). In the event there is more than one purchase and sale of the Shares pursuant to this Section 1, the term “Closing” shall apply to each such purchase and sale unless otherwise specified.

2. AGREEMENT TO SELL AND PURCHASE.

2.1 Closing. At the Closing, each Purchaser agrees to purchase, and the Company agrees to issue and sell to such Purchaser, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement exempt from the registration requirements of the Securities Act, the Shares at a price per share equal to the price at which the Common Stock is sold to the public in the Offering, as set forth on the cover page of the Final Prospectus.

2.2 Closing Date. The Initial Closing shall take place at the date and time set for, and concurrently with, the closing of the Offering at the offices of Goodwin Procter LLP, 100 Northern Ave., Boston, MA 02210, or such other time or place as the Company and the Escrow Purchasers may mutually agree (the date of such Initial Closing is hereinafter referred to as the “Initial Closing Date”). The Additional Closing shall take place on or about February 26, 2021 at the offices of Goodwin Procter LLP, 100 Northern Ave., Boston, MA 02210, or such other time or place as the Company and the Non-Escrow Purchasers may mutually agree (the date of such Additional Closing is hereinafter referred to as the “Additional Closing Date” and, in the event there is more than one Closing, such closings shall be collectively referred to as the “Closing Date”). Promptly following each Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by each Purchaser of the aggregate Purchase Price for the Shares to be purchased by such Purchaser at such Closing, the Company (or its transfer agent) will deliver the Shares.

2.3 Notification of Escrow Agent. Pursuant to Section 1.4(a)(i) of the Escrow Agreement, a written notice, in the form of Schedule B hereto, signed by an authorized representative of the Company and the Escrow Purchasers that funded in the aggregate two-thirds or more of the Total Funding Amount (as defined in the Escrow Agreement), shall be delivered to the Escrow Agent at least two (2) days prior to the Initial Closing.

2.4 Deliveries at Closing by Company. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 5, the Company shall deliver to Purchasers the instruments, consents, certificates and other documents required of the Company pursuant to Section 5.1.

2.5 Actions by Purchasers at Closing. At the Initial Closing, (to take place following the satisfaction or waiver of the conditions set forth in Section 5), the Escrow Agent shall release the Escrow Funds to the Company as full payment of the Purchase Price and, at the Additional Closing, the Non-Escrow Purchasers shall fund, by wire transfer of immediately available funds to the Company, the Purchase Price and the Company shall instruct its transfer agent to credit each Purchaser’s account with the Shares at the Initial Closing or the Additional Closing, as applicable.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the date hereof, the Company hereby represents and warrants to Purchasers that the representations and warranties in Section 3.1, 3.2, 3.3 and 3.4 are true and correct as of the date hereof.

3.1 Organization; Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement.

3.2 Authorization and Description of Securities. The Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been duly and validly waived in writing as of the date of this Agreement. The Shares conform in all material respects to all statements relating thereto contained in the Final Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, and the performance of all obligations of the Company hereunder has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.4 Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company.

3.5 Private Placement. Assuming the accuracy of the representations, warranties and covenants of each Purchaser set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under this Agreement.

3.6 Closing Date Representations. On the Initial Closing Date, the Company hereby represents and warrants to Purchasers that the following representations and warranties are true and correct as of the Initial Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties of the Company are true and correct as of such earlier date); provided, however, that the representations and warranties of the Company included herein shall be deemed to be updated and modified by information included in the Registration Statement, including but not limited to the Final Prospectus, a copy of which shall have been furnished to Purchasers as early as reasonably possible prior to the Closing and on which Purchasers shall be entitled to rely, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the Offering.

(a) Organization; Qualification. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement.

(b) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus. Except as otherwise disclosed in the Registration Statement and the Final Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(c) Registration Statement. The Registration Statement and Final Prospectus do not, as of the filing date and effective date of such Registration Statement, and as of the Initial Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(e) Valid Issuance of Shares. The Shares that are being purchased by Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to Purchasers free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by Purchasers for the benefit of the underwriters in the Offering, and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by Purchasers. Subject in part to the truth and accuracy of Purchasers’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

(f) Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

4.1 Requisite Power and Authority. Each Purchaser hereby represents and warrants to the Company, severally but not jointly, and solely with respect to such Purchaser that: All action on the part of such Purchaser, its officers, directors, managers, partners and equityholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder occurring at or prior to the Closing has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Closing Date Representations. On the Closing Date, each Purchaser hereby represents and warrants to the Company, severally but not jointly, and solely with respect to such Purchaser as follows:

(a) Requisite Power and Authority. All action on the part of such Purchaser, its officers, directors, managers, partners and equityholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder occurring at or prior to the Closing has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investment Representations. Such Purchaser understands that the Shares have not been registered under the Securities Act. Such Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement. Such Purchaser hereby represent and warrant, solely as to such Purchaser, as follows:

(i) Purchaser Bears Economic Risk. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated by this Agreement and any investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including any investment in the Shares. Such Purchaser acknowledges that this Agreement and any acquisition of Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to undertake the transactions contemplated by this Agreement and hold any Shares for an indefinite period of time and to suffer a complete loss of its investment.

(ii) Acquisition for Own Account. Such Purchasers is acquiring the Shares for investment for such Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the foregoing.

(iii) Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(iv) Accredited Investor. Such Purchaser (other than any Purchaser indicated on Schedule A as a “Regulation S Investor”) is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect; solely with respect to any Purchaser indicated on Schedule A as a “Regulation S Investor”, such Purchaser certifies that such Purchaser (a) is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that such Purchaser is not acquiring the Shares for the account or benefit of any such U.S. person, (b) agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act, (c) agrees that the Company is hereby required to refuse to register any transfer of any Shares issued to such Purchaser not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and (d) agrees that any certificates or book entries for any shares issued to such Purchaser shall contain the following legend:

THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S AS PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES (INCLUDING ANY SWAP OR ANY OTHER AGREEMENT OR ANY TRANSACTION THAT TRANSFERS, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE ECONOMIC CONSEQUENCE OF OWNERSHIP OF THESE SECURITIES, WHETHER ANY SUCH SWAP, AGREEMENT OR TRANSACTION IS TO BE SETTLED BY DELIVERY OF ALL OR ANY PORTION OF THESE SECURITIES OR ANY OTHER SECURITIES, IN CASH OR OTHERWISE), MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(v) Company Information. Such Purchaser has received and read the Company’s financial statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The foregoing does not modify the representations and warranties of the Company set forth in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

(vi) Rule 144. Such Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities subscribed for in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(vii) Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature pages hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the signature pages hereto.

(c) Transfer Restrictions. Purchasers acknowledge and agree that the Shares are subject to restrictions on transfer.

4.3 Representations of Purchasers who are not U.S. Persons. Each Purchaser who is not a U.S. Person and who is relying on Regulation S to purchase Shares and fund its Funding Amount (as defined in the Funding Agreement), severally and not jointly, represents and warrants to the Company as of the Closing Date solely as to such Purchaser that:

(a) Not a U.S. Person. The Purchaser is not a “U.S. Person,” as such term is defined in Regulation S. No offer or sale of the Shares was made to the Purchaser in the United States. The Purchaser is not purchasing Units for the account or on behalf of any U.S. Person.

(b) No Transfer of Securities to U.S. Person or Market. The Purchaser has not made any prearrangement to transfer any of the Shares to a U.S. Person or to return any of the Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of Shares) and is not purchasing Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

(c) Compliance with Regulation S. All offers and sales of the Shares by the Purchaser in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

(d) Not a Distributor. The Purchaser is not a “distributor,” as defined in Regulation S. However, if the Purchaser should be deemed to be a distributor prior to reselling the Shares to a non-U.S. Person during the restricted period, the Purchaser will send a notice to each new holder of the Shares that such new holder is subject to the restrictions of Regulation S during the restricted period.

(e) Not an Officer, Affiliate, Underwriter or Dealer. The Purchaser is not an officer, director, or “affiliate” (as that term is defined in Rule 405 under the Securities Act) of the Company or an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the purchase of the Shares by the Purchaser is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(f) No Short Position During Restricted Period. The Purchaser does not have a short position in any Shares and will not have a short position in such securities at any time prior to the expiration of the restricted period.

(g) Re-sales Only in Compliance with Regulation S. The Purchaser acknowledges that the Purchaser may only be able to resell the Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the Purchaser to liquidate its investment in the Shares. The Purchaser is prepared, therefore, to hold the Shares indefinitely.

(h) Additional Representations. The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction applicable to such Purchaser in connection with any invitation to fund its Funding Amount, acquire the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Funding Agreement, the Escrow Account, the Non-Escrow Agreement or the purchase, holding, redemption, sale, or transfer of the Shares. Such Purchaser’s funding of its Funding Amount or subscription and payment for and continued beneficial ownership of the shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction applicable to such Purchaser.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligations to subscribe for the Shares at the Closing are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing Date.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for any such consents, permits and waivers as may be properly obtained subsequent to the Closing.

(d) Compliance Certificate. The Company shall have delivered to Purchasers a compliance certificate, executed by the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a) and (f) of this Section 5.1 have been satisfied.

(e) Secretary’s Certificate. At the Closing, Purchasers shall have received from the Company’s Secretary a certificate having attached thereto (i) the certificate of incorporation as in effect at the time of the Closing, (ii) bylaws as in effect at the time of Closing and (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby.

(f) Offering Closing. All conditions to the closing of the Offering set forth in the underwriting agreement to be entered into by and among the Company and the underwriters in the Offering shall have been satisfied or waived and the Offering shall be simultaneously closing.

(g) Opinion of Counsel. Counsel to the Company shall have delivered to Purchasers an opinion in form reasonably satisfactory to Purchasers, which opinion shall cover the exemption from the registration requirements of the Securities Act of 1933 and such other matters as are customarily included in opinions relating to like transactions.

(h) Registration Rights Agreement. The Company shall have delivered to the Purchasers a duly executed copy of the Registration Rights Agreement (as defined below).

5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares to Purchasers at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Initial Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by Purchasers shall be true and correct in all respects as of the Initial Closing Date.

(b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Initial Closing Date.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

6. COVENANTS. From and after the Closing Date:

6.1 Registration Rights. The Shares shall be “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Registration Rights Agreement”).

6.2 Reports Under Exchange Act. With a view to making available to Purchasers the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchasers to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available at all times adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to Purchasers, so long as each Purchaser owns any Registrable Securities (as defined in the Registration Rights Agreement), forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Offering), the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing such Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

7. MISCELLANEOUS.

7.1 Costs and Expenses. Each Party shall bear its own costs and expenses in connection with negotiation of this Agreement.

7.2 Governing Law. This Agreement and any questions related thereto shall be subject to the laws of Delaware excluding its conflict of law rules, unless otherwise stated herein with respect to U.S. securities laws.

7.3 Jurisdiction. The ordinary courts at the place of the registered offices of the Company shall have exclusive jurisdiction with regard to any dispute arising between the Parties out or in connection with this Agreement (including a dispute regarding the construction and validity thereof).

7.4 Survival. The representations and warranties of the Company and Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchasers or the Company.

7.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor any Purchaser shall have the right to assign this Agreement without the prior written consent of the other party; provided, however, that each Purchaser may assign its rights and obligations under this Agreement to any other member of the corporate group of which it is a member.

7.6 Entire Agreement. This Agreement, together with the Registration Rights Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.8 Amendment and Waiver. This Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of Purchasers may be waived, only upon the written consent of the Company and Purchasers.

7.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies afforded to a party under this Agreement shall be cumulative and not alternative.

7.10 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company:	Adicet Bio, Inc. 500 Boylston Street, 13th Floor Boston, Massachusetts 02116 Attention: Chief Executive Officer

With a copy to:	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Danielle M. Lauzon

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day of receipt if sent by overnight courier or facsimile; or (c) on the business day of receipt if sent by mail.

7.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

7.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.15 No Commitment for Additional Financing. The Company acknowledges and agrees that Purchasers have not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchasers and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other future financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.16 No Waiver. The failure of any party to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of this Agreement by any Party hereto shall not be construed as a waiver of any other prior or subsequent breach.

7.17 Termination.

(a) The parties hereto may terminate this Agreement by mutual written agreement.

(b) Either party may, at its sole discretion, terminate this Agreement by providing written notice to the other party if the Initial Closing has not occurred by February 28, 2021.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

Adicet Bio, Inc.

Signature: /s/ Chen Schor
Print Name: Chen Schor
Title: President and Chief Executive Officer